Exhibit 99.1

FARO Announces Fourth Quarter and Full Year Financial Results

LAKE MARY, FL, February 16, 2022 - FARO® (Nasdaq: FARO), a leading global source for 3D measurement and imaging solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics applications, today announced its financial results for the fourth quarter and full year ended December 31, 2021.
“Fourth quarter revenue grew sequentially 27% to $100.2 million as a result of continued pandemic related market recovery, seasonal strength and a 43% sequential increase in arm shipments fueled by our recently released Quantum Max ScanArm, while a strong dollar exchange rate and supply chain challenges muted overall reported revenue levels,” stated Michael Burger, President and Chief Executive Officer. “Additionally, our Holobuilder SaaS revenue remains on track to double over the next year, with the addition of a mid-six figure annual recurring revenue deal signed in the quarter.”
Mr. Burger continued, “Looking ahead, we are encouraged by the pace of demand recovery and while the current supply chain environment creates uncertainty, we believe the combination of new product introductions and the launch of FARO Sphere will further strengthen demand as we move through 2022.”
Fourth Quarter 2021 Financial Summary
Total sales were $100.2 million for fourth quarter 2021 representing a 27% sequential quarterly increase when compared to $79.2 million in the third quarter 2021, and an 8% increase when compared with total sales of $93.0 million for fourth quarter 2020. The sales increases were primarily driven by seasonal fourth quarter strength as well as increased demand for our Quantum Max product, and continued recovery from pandemic related softness in the prior year period.
Gross margin was 55.6% for the fourth quarter 2021, as compared to 54.6% for the same prior year period. Non-GAAP gross margin was 55.8% for the fourth quarter 2021 compared to 54.9% for the fourth quarter 2020. The annual increase in gross margin was primarily a result of higher volume compared to the prior year period.

Operating expenses were $51.8 million for the fourth quarter 2021, compared to $48.1 million for the same prior year period. Non-GAAP operating expenses were $44.2 million for the fourth quarter 2021 compared to $42.9 million for the fourth quarter 2020.
Net loss was $31.7 million, or $1.74 per share, for the fourth quarter 2021, as compared to a net income of $27.4 million, or $1.52 per share, for the fourth quarter 2020. Fourth quarter 2021 GAAP net loss included income tax expense of $26.5 million associated with the creation of a valuation allowance against primarily US deferred tax assets. Non-GAAP net income was $8.7 million, or $0.48 per share, for the fourth quarter 2021 compared to non-GAAP net income of $6.3 million, or $0.35 per share, for the fourth quarter 2020.
Adjusted EBITDA was $14.2 million, or 14.2% of non-GAAP total sales, for the fourth quarter of 2021 compared to $11.0 million, or 11.9% of non-GAAP net sales in the fourth quarter of 2020.
The Company’s cash and short-term investments decreased $3.8 million to $122.0 million as of the end of the fourth quarter of 2021 due primarily to timing of customer cash receipts. Accounts receivable increased $19.6 million in the fourth quarter. The Company remained debt-free.
Full Year 2021 Financial Summary
Total sales were $337.8 million for the full year 2021, as compared with $303.8 million for 2020. New order bookings were $351.5 million for 2021, as compared to $306.4 million for 2020.
Net loss was $40.0 million, or $2.20 per share, for 2021, as compared to net income of approximately $0.6 million, or $0.04 per share, for 2020. Non-GAAP net income was $10.2 million, or $0.56 per share, for 2021 compared to net loss of $1.8 million, or $0.10 per share, for 2020.
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the First Quarter 2022

For the first quarter ending March 31, 2022, revenues are expected to be in the range of $80 to $88 million with non-GAAP earnings per share in the range of ($0.08) to $0.12. Note that included in our first quarter expectations are approximately 200 basis points of unfavorable material cost that are adversely affecting gross margins.

Conference Call
The Company will host a conference call to discuss these results on Wednesday, February 16, 2022 at 5:00 p.m. ET. Interested parties can access the conference call by dialing (866) 518-6930 (U.S.) or +1 (203) 518-9797 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to quickly and easily measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP total sales, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP other expense, net, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the GSA sales adjustment (as defined in the tables below), the impact of purchase accounting intangible amortization expense, stock-based compensation, imputed interest expense recorded related to the GSA Matter, restructuring charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net (loss) income before interest expense (income), net, income tax expense (benefit) and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other expense, net, the GSA sales adjustment, stock-based compensation, and restructuring charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net (loss) income. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of Non-GAAP total sales.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that will be filed with the SEC following this earnings release.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Sales
Product	$78,355	$71,721	$251,103	$218,587
Service	21,849	21,232	86,711	85,181
Total sales	100,204	92,953	337,814	303,768
Cost of Sales
Product	33,115	32,052	109,024	98,864
Service	11,382	10,121	44,863	45,057
Total cost of sales	44,497	42,173	153,887	143,921
Gross Profit	55,707	50,780	183,927	159,847
Operating Expenses
Selling, general and administrative	35,859	35,304	136,234	131,827
Research and development	12,297	11,541	48,761	42,896
Restructuring costs	3,689	1,243	7,368	15,806
Total operating expenses	51,845	48,088	192,363	190,529
Income (loss) from operations	3,862	2,692	(8,436)	(30,682)
Other (income) expense
Interest income	—	(747)	—	(340)
Other expense, net	503	97	70	431
Interest expense	1	—	55	—
Income (loss) before income tax expense (benefit)	3,358	3,342	(8,561)	(30,773)
Income tax expense (benefit)	35,070	(24,066)	31,403	(31,402)
Net (loss) income	$(31,712)	$27,408	$(39,964)	$629
Net (loss) income per share - Basic	$(1.74)	$1.53	$(2.20)	$0.04
Net (loss) income per share - Diluted	$(1.74)	$1.52	$(2.20)	$0.04
Weighted average shares - Basic	18,204,386	17,872,307	18,187,946	17,769,958
Weighted average shares - Diluted	18,204,386	18,064,754	18,187,946	17,926,324

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$121,989	$185,633
Short-term investments	—
Accounts receivable, net	78,523	64,616
Inventories, net	53,145	47,391
Prepaid expenses and other current assets	19,793	26,295
Total current assets	273,450	323,935
Non-current assets:
Property, plant and equipment, net	22,194	23,091
Operating lease right-of-use asset	22,543	26,107
Goodwill	82,096	57,541
Intangible assets, net	25,616	13,301
Service and sales demonstration inventory, net	30,554	31,831
Deferred income tax assets, net	21,277	47,450
Other long-term assets	2,010	2,336
Total assets	$479,740	$525,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,199	$14,121
Accrued liabilities	28,208	42,593
Income taxes payable	4,499	3,442
Current portion of unearned service revenues	40,838	39,149
Customer deposits	5,399	2,807
Lease liability	5,738	5,835
Total current liabilities	98,881	107,947
Unearned service revenues - less current portion	22,350	21,757
Lease liability - less current portion	18,648	22,131
Deferred income tax liabilities	1,058	787
Income taxes payable - less current portion	11,297	11,583
Other long-term liabilities	1,047	1,084
Total liabilities	153,281	165,289
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 19,588,003 and 19,384,350 issued; 18,205,636 and 17,990,707 outstanding, respectively	20	19
Additional paid-in capital	301,061	287,979
Retained earnings	73,544	113,508
Accumulated other comprehensive loss	(17,374)	(10,160)
Common stock in treasury, at cost - 1,382,367 and 1,393,643 shares held, respectively	(30,792)	(31,043)
Total shareholders’ equity	326,459	360,303
Total liabilities and shareholders’ equity	$479,740	$525,592

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2021	2020
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net (loss) income	$(39,964)	$629
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation and amortization	13,396	14,239
Stock-based compensation	11,456	8,314
Provision for bad debts (net of recoveries)	176	440
Loss on disposal of assets	218	383
Provision for excess and obsolete inventory	2,297	1,349
Impairment of goodwill	—	—
Impairment of acquired intangibles	—	—
Impairment of loan to affiliate	—	—
Deferred income tax benefit	24,706	(28,444)
Change in operating assets and liabilities, net of acquisitions:
(Increase) decrease in:
Accounts receivable, net	(15,577)	12,346
Inventories	(6,706)	10,343
Prepaid expenses and other assets	5,996	3,862
(Decrease) increase in:
Accounts payable and accrued liabilities	(13,260)	2,390
Income taxes payable	847	(3,357)
Customer deposits	2,627	(374)
Unearned service revenues	312	(726)
Net cash (used in) provided by operating activities	(13,476)	21,394
INVESTING ACTIVITIES:
Purchases of investments	—	—
Proceeds from sale of investments	—	25,000
Purchases of property and equipment	(7,035)	(4,774)
Cash paid for technology development, patents and licenses	(4,905)	(1,298)
Acquisition of business, net of cash received	(33,800)	(6,036)
Other	—	1,015
Net cash provided by (used in) investing activities	(45,740)	13,907
FINANCING ACTIVITIES:
Payments on capital leases	(296)	(338)
Payments of contingent consideration for acquisitions	—	(733)
Payments for taxes related to net share settlement of equity awards	(4,002)	(2,602)
Proceeds from issuance of stock related to stock option exercises	5,880	14,731
Net cash provided by financing activities	1,582	11,058
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6,010)	5,640
INCREASE IN CASH AND CASH EQUIVALENTS	(63,644)	51,999
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	185,633	133,634
CASH AND CASH EQUIVALENTS, END OF YEAR	$121,989	$185,633

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2021	2020	2021	2020
Total sales, as reported	$100,204	$92,953	$337,814	$303,768
GSA sales adjustment (1)	—	—	—	608
Non-GAAP total sales	$100,204	$92,953	$337,814	$304,376

Gross profit, as reported	$55,707	$50,780	$183,927	$159,847
GSA sales adjustment (1)	—	—	—	608
Stock-based compensation (2)	165	211	635	702
Non-GAAP adjustments to gross profit	165	211	635	1,310
Non-GAAP gross profit	$55,872	$50,991	$184,562	$161,157
Gross margin, as reported	55.6%	54.6%	54.4%	52.6%
Non-GAAP gross margin	55.8%	54.9%	54.6%	52.9%

Selling, general and administrative, as reported	$35,859	$35,304	$136,234	$131,827
Stock-based compensation (2)	(2,196)	(1,661)	(8,985)	(6,327)
Purchase accounting intangible amortization	(259)	(193)	(908)	(564)
Non-GAAP selling, general and administrative	$33,404	$33,450	$126,341	$124,936

Research and development, as reported	$12,297	$11,541	$48,761	$42,896
Stock-based compensation (2)	(438)	(14)	(1,836)	(1,285)
Purchase accounting intangible amortization	(1,072)	(411)	(2,133)	(1,505)
Non-GAAP research and development	$10,787	$11,116	$44,792	$40,106

Operating expenses, as reported	$51,845	$48,088	$192,363	$190,529
Stock-based compensation (2)	(2,634)	(1,675)	(10,821)	(7,612)
Restructuring costs (3)	(3,689)	(1,243)	(7,368)	(15,806)
Other product charge (4)	—	(1,644)	—	(1,644)
Purchase accounting intangible amortization	(1,331)	(604)	(3,041)	(2,069)
Non-GAAP adjustments to operating expenses	(7,654)	(5,166)	(21,230)	(27,131)
Non-GAAP operating expenses	$44,191	$42,922	$171,133	$163,398

Income (loss) from operations, as reported	$3,862	$2,692	$(8,436)	$(30,682)
Non-GAAP adjustments to gross profit	165	211	635	1,310
Non-GAAP adjustments to operating expenses	7,654	5,166	21,230	27,131
Non-GAAP income (loss) from operations	$11,681	$8,069	$13,429	$(2,241)

Other expense (income), net, as reported	$521	$(650)	$142	$91
Interest adjustment due to GSA sales adjustment (1)	—	727	—	168
Non-GAAP adjustments to other expense (income), net	—	727	—	168
Non-GAAP other expense, net	$521	$77	$142	$259

Net (loss) income, as reported	$(31,712)	$27,408	$(39,964)	$629
Non-GAAP adjustments to gross profit	165	211	635	1,310
Non-GAAP adjustments to operating expenses	7,654	5,166	21,230	27,131
Non-GAAP adjustments to other expense (income), net	—	(727)	—	(168)
Income tax effect of non-GAAP adjustments	(1,191)	(2,305)	(5,432)	(7,235)
Other tax adjustments (5)	33,779	(23,501)	33,779	(23,501)
Non-GAAP net income (loss)	$8,695	$6,252	$10,248	$(1,834)

Net (loss) income per share - Diluted, as reported	$(1.74)	$1.52	$(2.20)	$0.04
GSA sales adjustment (1)	—	—	—	0.03
Stock-based compensation (2)	0.16	0.11	0.63	0.46
Restructuring costs (3)	0.20	0.07	0.40	0.88
Other product charges (4)	—	0.09	—	0.09
Purchase accounting intangible amortization	0.07	0.03	0.17	0.12
Interest expense increase due to GSA sales adjustment (1)	—	(0.04)	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.13)	(0.30)	(0.40)
Other tax adjustments (5)	1.85	(1.30)	1.86	(1.31)
Non-GAAP net income (loss) per share - Diluted	$0.48	$0.35	$0.56	$(0.10)

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the twelve months ended December 31, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”). During the first nine months of 2020 we recorded an incremental $0.6 million of imputed interest related to the estimated cumulative sales adjustment and in the fourth quarter of 2020 we determined that an adjustment to reduce imputed interest by $0.7 million was required. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the twelve months ended December 31, 2021 and December 31, 2020 we recorded a pre-tax charge of approximately $7.4 million and $15.8 million, respectively, primarily consisting of severance and related benefits.

(4) During the fourth quarter of 2020, we recognized a charge related to the replacement of a prior generation product that was exhibiting lower than desired reliability as part of our ongoing focus on customer satisfaction.

(5) The 2021 tax adjustments were driven by an increase in our valuation allowance primarily related to domestic and foreign deferred tax assets that, in the judgment of management, were not more likely than not to be realized. The 2020 tax adjustments were driven primarily by the establishment of deferred tax assets in relation to intra-entity transfers of certain intellectual property rights in December 2020.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Net (loss) income	$(31,712)	$27,408	$(39,964)	$629
Interest expense (income), net	1	(747)	55	(340)
Income tax expense (benefit)	35,070	(24,066)	31,403	(31,402)
Depreciation and amortization	3,836	3,608	13,396	14,239
EBITDA	7,195	6,203	4,890	(16,874)
Other expense, net	503	97	70	431
Stock-based compensation	2,799	1,886	11,456	8,314
GSA sales adjustment (1)	—	—	—	608
Other product charges (2)	—	1,644	—	1,644
Restructuring costs (3)	3,689	1,243	7,368	15,806
Adjusted EBITDA	$14,186	$11,073	$23,784	$9,929
Adjusted EBITDA margin (4)	14.2%	11.9%	7.0%	3.3%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). During the twelve months ended December 31, 2020, we reduced our total sales by $0.6 million (the “GSA sales adjustment”). Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter.

(2) During the fourth quarter of 2020, we recognized a charge related to the replacement of a prior generation product that was exhibiting lower than desired reliability as part of our ongoing focus on customer satisfaction.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the twelve months ended December 31, 2021 and December 31, 2020 we recorded a pre-tax charge of approximately $7.4 million and $15.8 million, respectively, primarily consisting of severance and related benefits.

(4) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Total sales to external customers
Americas (1)	$40,438	$36,592	$140,633	$128,826
EMEA (1)	29,035	30,332	104,350	91,390
APAC (1)	30,731	26,029	92,831	83,552
	$100,204	$92,953	$337,814	$303,768

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020

Product	$64,661	$59,677	$206,024	$180,246
Software	13,694	12,044	45,079	38,341
Service	21,849	21,232	86,711	85,181
Total Sales	$100,204	$92,953	$337,814	$303,768

Product as a percentage of total sales	64.5%	64.2%	61.0%	59.3%
Software as a percentage of total sales	13.7%	13.0%	13.3%	12.6%
Service as a percentage of total sales	21.8%	22.8%	25.7%	28.0%

Total Recurring Revenue (2)	$16,468	$14,964	$64,067	$61,187
Recurring revenue as a percentage of total sales	16.4%	16.1%	19.0%	20.1%

(2) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

Fiscal quarter ending March 31, 2022

GAAP diluted earnings (loss) per share range	($0.41) - ($0.16)
Stock-based compensation	0.16
Purchase accounting intangible amortization	0.05
Restructuring and other costs	0.05
Non-GAAP tax adjustments	0.07 - 0.02
Non-GAAP diluted earnings (loss) per share	($0.08) - $0.12